UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2007 (December 31, 2006)

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23593	94-3221585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 961-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Section 409A of the Internal Revenue Code (“Section 409A”) imposes significant penalties on individual income taxpayers who were granted stock options that were unvested as of December 31, 2004 and that have an exercise price of less than the fair market value of the stock on the date of grant (“Affected Options”). These tax consequences include income tax at vesting, an additional 20% tax and interest charges. In addition, the issuer of Affected Options must comply with certain reporting and withholding obligations under Section 409A.

These adverse tax consequences can be avoided for unexercised Affected Options if the exercise price of the Affected Option is adjusted to reflect the fair market value at the time the option was granted (as such measurement date is determined for financial reporting purposes). For Section 16 reporting persons, Internal Revenue Service rules require that this adjustment in the exercise price be made on or before December 31, 2006. Effective December 31, 2006, certain current executive officers (Stratton Sclavos, Aristotle Balogh, Dana Evan, Judy Lin, and Mark McLaughlin), and a former executive officer, each elected to increase the exercise price of unexercised Affected Options that they hold to the fair market value of VeriSign common stock on the date of grant (as such measurement date is determined for financial reporting purposes). The election shall not be deemed to ratify any purportedly unauthorized stock options.

Ms. Evan, the principal financial officer, elected to adjust the exercise price of two Affected Option grants: exercise prices of options to purchase 1,667 and 11,250 shares of VeriSign common stock were adjusted from $34.44 to $42.26 and from $34.16 to $38.30, respectively. Judy Lin elected to adjust the exercise price of options to purchase 37,812 shares of VeriSign common stock from $13.46 to $14.93.

None of VeriSign’s current directors, including Mr. Sclavos, is believed by the Company to hold Affected Options. However, in the event it is later determined that a director does in fact hold an Affected Option, certain directors, including Mr. Sclavos, have chosen to make the election with respect to such options.

The foregoing is a summary of the terms and conditions of the Options Election Form and related documentation and does not purport to be complete. The foregoing is qualified in its entirety by reference to the Options Election Form and related documentation, a copy of which is filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.01	Options Election Form and related documentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERISIGN, INC.

Date: January 4, 2007	By:	/s/ Paul B. Hudson
Paul B. Hudson, Vice President, Associate General Counsel

EXHIBIT INDEX

Number	Description
99.01	Options Election Form and related documentation